Exhibit 10.12

THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of November 22, 2013 (the “Amendment Date”), by and between WEST VALLEY DISTRIBUTION ASSOCIATES-I, LP, a Washington limited partnership (“Seller”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S

A. Seller and Buyer previously entered into that certain Purchase and Sale Agreement dated as of August 5, 2013, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 4, 2013 and that certain Reinstatement of and Second Amendment to Purchase and Sale Agreement dated as of September 19, 2013 (as amended, the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, that certain real property (the “Property”) situated in the City of Kent, State of Washington, which Property is more particularly described in the Agreement.

B. Seller and Buyer now desire to amend the Agreement, upon the terms and conditions more particularly set forth herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Agreement as follows:

1. Definitions. All defined terms used herein without definition shall have the meaning ascribed thereto in the Agreement.

2. Closing Date. Notwithstanding anything to the contrary in the Agreement, the Closing Date is hereby extended to be January 15, 2014, for all purposes of the Agreement; provided that Buyer shall have the right to accelerate the Closing Date by delivering five (5) days’ advance written notice to Seller; provided that in no event shall the Closing Date occur prior to January 3, 2014.

3. Post-Closing Review. To the extent necessary to enable Buyer to comply with any financial reporting requirements applicable to Buyer and upon at least 3 Business Days prior written notice to Seller, within 75 days after the Closing Date, Seller shall reasonably cooperate (at no cost or liability to Seller) and allow Buyer’s auditors to audit the trial balance related to the operation of the Property for the year prior to the Closing Date and for the portion of the calendar starting on January 1 through the Closing Date. Other than any representation, warranty or covenant otherwise set forth in this Agreement or the documents delivered at Closing, Seller makes no representations, warranties or covenants with respect to the trial balance or the books and records which may be reviewed in auditing the same, and Buyer releases and waives any liability or claims against Seller related to the trial balance or the books and records which may be reviewed and audited.

4. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. As used in the Agreement, all references to “this Agreement” shall mean and refer to the Agreement as amended by this Amendment.

(b) Entire Agreement. The Agreement, together with this Amendment, embodies the entire understanding between Buyer and Seller with respect to its subject matter and can be changed only by an instrument in writing signed by Buyer and Seller.

(c) Counterparts. This Amendment may be executed in one or more counterparts, including facsimile counterparts or electronic counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.

(d) Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflicts of law principles.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first written above.

SELLER:

WEST VALLEY DISTRIBUTION ASSOCIATES-I, LP,
a Washington limited partnership

By:	/s/ Nick Westlund
Name:	Nick Westlund
Title:	General Partner

BUYER:

IIT ACQUISITIONS LLC,
a Delaware limited liability company

By:	IIT Real Estate Holdco LLC,
its Sole Member

	By:	Industrial Income Operating Partnership LP,
its Sole Member

		By:	Industrial Income Trust Inc.,
its General Partner

			By:	/s/ Thomas G. McGonagle
			Name:	Thomas G. McGonagle
			Title:	Chief Financial Officer

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